                                                                                            EXHIBIT 99.1

BROADPOINT GLEACHER SECURITIES GROUP ANNOUNCES

MARSHALL COHEN AND BRUCE ROHDE JOIN BOARD OF DIRECTORS

NEW YORK, N.Y., July 6, 2009—Broadpoint Gleacher Securities Group, Inc. (NASDAQ:BPSG) today announced that Marshall Cohen and Bruce Rohde were elected to the Company’s Board of Directors on July 2, 2009.  The Board determined that Messrs. Cohen and Rohde are independent directors as defined in the listing standards of the NASDAQ Stock Market.

Mr. Rohde was also appointed to serve as an independent member of each of the Board’s Audit and Executive Compensation Committees and a member and Chair of the Board’s Committee on Directors and Corporate Governance.  Mr. Cohen was appointed to serve as an independent member of the Executive Compensation Committee and the Board’s Committee on Directors and Corporate Governance.

Messrs. Cohen and Rohde were unanimously elected to fill the two new seats created as a result of the Board’s action to increase the size of the Board to eleven members.

Mr. Cohen was President and Chief Executive Officer of The Molson Companies Ltd. from 1988 through 1996.  Prior to that, he was a senior official with the Government of Canada for 15 years, holding various appointments including Deputy Minister of Energy, Industry Trade & Commerce, and Finance.  Since 1996, Mr. Cohen has served as Counsel at Cassels Brock & Blackwell LLP, Barristers and Solicitors, a full service law firm in Toronto.  Mr. Cohen also serves on the Boards of Directors of Barrick Gold Corporation, TD Ameritrade and TriMas Corporation.

Mr. Rohde has served in several roles with ConAgra Foods, Inc. since 1996, including President, Vice Chairman, and Chief Executive Officer.  He is currently Chairman and CEO Emeritus of ConAgra.  Mr. Rohde is also the Managing Partner of Romar Capital Group and of counsel to Jones, Jones, Vines & Hunkins. Mr. Rohde holds two degrees from Creighton University, a Bachelor of Science degree in Business Administration, and a Juris Doctor, cum laude.  He also holds a certified public accountant certificate.

The appointments of Messrs. Cohen and Rohde increase the number of independent directors on the Board and have also allowed for the reconstitution of the standing Board committees such that the Executive Compensation Committee is now comprised of a majority of independent directors and the Committee on Directors and Corporate Governance is now comprised solely of independent directors.

“We are very pleased that Mickey Cohen and Bruce Rohde have joined our Board,” said Lee Fensterstock, Chief Executive Officer of Broadpoint.Gleacher.  “Their experience and independence will enhance the Board’s ability to lead the Company in the coming years.  This is an exciting time for Broadpoint.Gleacher.  We face an enormous opportunity and the committed leadership of our Board of Directors will be vital to our success.”

Eric Gleacher, Chairman of Broadpoint.Gleacher, said, “I have known Mickey and Bruce personally for many years.  I am confident that each of them will make significant contributions to our Board and the Company.”

About Broadpoint.Gleacher

Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its new Investment Banking financial advisory subsidiary, Gleacher Partners LLC, its Equity Capital Markets subsidiary, Broadpoint AmTech and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.

Forward Looking Statements

This press release contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

FOR ADDITIONAL INFORMATION
PLEASE CONTACT:

Investor Contact:
Robert Turner
Chief Financial Officer
Broadpoint Gleacher Securities Group, Inc.
212.273.7109

Media Contact:
Ray Young
Halldin Public Relations
916.781.0659
ray@halldinpr.com